Exhibit 99.1

CONTACTS:	R. Brian Hanson
Chief Financial Officer
Input/Output (281) 879-3672

Jack Lascar, Partner
Karen Roan, SVP
DRG&E (713) 529-6600

INPUT/OUTPUT TO PRESENT AT THE
LEHMAN BROTHERS CEO ENERGY/POWER CONFERENCE
HOUSTON — August 29, 2006 — Input/Output, Inc. (NYSE: IO) announced today that the Company will be presenting at the Lehman Brothers CEO Energy/Power Conference to be held at the Waldorf Astoria in New York City on September 5 — 7, 2006.
Bob Peebler, President and Chief Executive Officer and Brian Hanson, Executive Vice President and Chief Financial Officer are scheduled to present on Wednesday, September 6, 2006 at 11:45 a.m. Eastern Time. A live broadcast of the presentation and the accompanying slides will be available in the Investor Relations section of the I/O website at www.i-o.com and will be archived there for approximately 90 days. Listeners should access the site at least 15 minutes prior to the presentation start time to register and, if necessary, download and install the required software.
About I/O
I/O is a leading, technology-focused seismic solutions provider. The company provides cutting-edge seismic acquisition equipment, software, planning and seismic processing services and data libraries to the global oil and gas industry. I/O’s technologies are applied in both land and marine environments, in traditional 2D and 3D surveys, and in rapidly growing areas like time-lapse (4D) reservoir monitoring and full-wave imaging. Headquartered in Houston, Texas, I/O has regional offices in Canada, Latin America, Europe, China, Russia, Africa and the Middle East. Additional information is available at http://www.i-o.com.
###